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                                                                   EXHIBIT 10.16

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                          HEALTHCARE RECOVERIES, INC.
                                as the Borrower

                                      And

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders

                                      And

                         NATIONAL CITY BANK OF KENTUCKY
                            as Administrative Agent

                                ----------------

                                AMENDMENT NO. 1
                                  dated as of
                                  May 15, 1998

                                       to

                                CREDIT AGREEMENT
                                  dated as of
                                February 1, 1998

                                ----------------

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                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of May 15, 1998 ("THIS AMENDMENT"), among the following:

          (i) HEALTHCARE RECOVERIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"):

          (ii) the financial institutions listed on the signature pages hereof (the "LENDERS"); and

          (iii) NATIONAL CITY BANK OF KENTUCKY, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement:

     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Administrative Agent entered into the Credit Agreement, dated as of February 1, 1998 (the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The parties hereto desire to make certain changes in the definition of the term Permitted Acquisition which is contained in the Credit Agreement so as to permit the Borrower to avoid being required to provide audited financial statements for a business to be acquired in an Acquisition in circumstances where the Borrower can meet the financial test provided in the definition of such term without taking the financial results of such business into account, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.   AMENDMENT.

     Effective on the Effective Date provided in section 4 hereof, the definition of the term Permitted Acquisition in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

     "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

          (i) such Acquisition (A) involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, and (B) involves a line or lines of business which has generated a positive earnings before interest, income taxes, depreciation and amortization for its most recently completed four full fiscal quarters for which financial information is available, unless the Required Lenders specifically approve or consent to such Acquisition in writing;

          (ii) the aggregate consideration for such Acquisition and all other Permitted Acquisitions completed during the then current and immediately preceding three consecutive fiscal quarters, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $50,000,000, unless the




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     Required Lenders specifically approve or consent to such Acquisition in writing, provided that in computing the amount of consideration for Acquisitions during any period for purposes of this clause (ii), no portion of the first $24,000,000 of cash consideration paid for Acquisitions after January 1, 1998 which is paid during such period shall count against such $50,000,000 limitation;

        (iii)     except as otherwise provided in clause (v) below, the ratio of

                    (x) the Consolidated Total Indebtedness of the Borrower and the Indebtedness which is to be incurred to acquire, or which is being directly or indirectly assumed in connection with the acquisition of, such acquired business, on a combined basis, to

                    (y) the Borrower's Consolidated EBITDA for its most recent Testing Period (without including in such Consolidated EBITDA any financial items for the acquired business),

     is less than 2.00 to 1.00, provided, that if the Borrower so elects, such ratio may be computed on a pro forma basis, as if such Acquisition had been completed at the beginning of such Testing Period, the earnings before interest, taxes, depreciation and amortization of the acquired business, were combined with the Borrower's Consolidated EBITDA for the Testing Period (but without giving effect to any credit for unobtained or unrealized gains or any adjustments to overhead in connection with such Acquisition), and any such Indebtedness had been outstanding for such Testing Period, if and only if the financial information for the acquired business or person which is delivered pursuant to clause (iv)(A) below also includes audited financial statements for the most recent fiscal year (unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders);

          (iv) at least 10 Business Days prior to the completion of such transaction the Borrower shall have delivered to the Lenders (A) copies of the financial statements of the Borrower for the most recent Testing Period and for the acquired business or person for its most recent fiscal year and for the most recent Testing Period; and (B) a certificate of a responsible financial or accounting officer of the Borrower demonstrating, in reasonable detail, the computation of such ratio or pro forma ratio, as the case may be; and

          (v) if such ratio or pro forma ratio, as the case may be, is equal to or greater than 2.00 to 1.00, then the condition specified in clause
     (iii) above need not be satisfied if (A) the Required Lenders shall have, in their discretion, approved or consented to such Acquisition in writing, and (B) such certificate shall also demonstrate that the Borrower will be in compliance, on a pro forma basis after giving effect to such Acquisition, with the financial covenants contained in sections 9.7 and 9.8;

provided, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.


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     SECTION 2.     REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     2.1 AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     2.2 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     2.3 NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     2.4     COMPLIANCE.   The Borrower is in full compliance with all covenants
and agreements contained in the Credit Agreement, as amended hereby.

     SECTION 3.  EFFECTIVENESS.

     This Amendment shall become effective on and as of the date (the "EFFECTIVE DATE"), on or before June 15, 1998 if the following conditions are satisfied;

          (a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent; and

          (b) the Administrative Agent shall have been notified by the Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution.)

The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof.

     SECTION 4.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.




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     SECTION 5.     MISCELLANEOUS.

     5.1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

     5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

     5.3 REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.4 EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.5 SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.6 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.7 HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.8 ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.9 COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


HEALTHCARE RECOVERIES, INC.                                     NATIONAL CITY BANK OF KENTUCKY,
                                                                  individually as a Lender, a Letter of
                                                                  Credit Issuer and as Administrative Agent

By:  /s/ Douglas R. Sharps
    -------------------------------------------
       Chief Financial Officer
                                                                 By: /s/ Deroy Scott
                                                                     ----------------------------------------
                                                                           Vice President

BANK ONE, KENTUCKY, N. A.                                        FIRST AMERICAN NATIONAL BANK


By: /s/ Dennis P. Heishman                                       By:  /s/ Wallace Carter, III
    -------------------------------------------                      -----------------------------------------
       Senior Vice President                                               Senior Vice President


PNC BANK, N. A.                                                  LASALLE NATIONAL BANK


By:/s/ Paula Fryland                                                  By: /s/ David S. Killpack
   ---------------------------------------------                      ------------------------------------------
       Vice President                                                      Assistant Vice President
